EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT

AS OF DECEMBER 31, 2003

Entity Name	State of Inc./ Formation/ Partnership
HUGHES ELECTRONICS CORPORATION	DE
Hughes Electronics International Corporation	DE
Hughes Electronics Realty, Inc.	DE
Hughes Foreign Sales Corporation	US Virgin Isl.
DIRECTV Holdings LLC	DE
DIRECTV Financing Co., Inc.	DE
DIRECTV Enterprises, LLC	DE
DIRECTV Customer Services, Inc.	DE
DIRECTV, Inc.	CA
Triumph Communications, Inc.	NY
DIRECTV Merchandising, Inc.	DE
DIRECTV Operations, LLC.	CA
USSB II, Inc.	MN
Hughes Telecommunications & Space Company	DE
Hughes Communications, Inc.	CA
DIRECTV International, Inc.	DE
DIRECTV Latin America Holdings, Inc.	CA
California Broadcast Center, LLC	DE
DIRECTV Mexico Holdings, LLC	DE
DIRECTV Latin America, LLC	DE
GLA Argentina S.r.L.	Argentina Partnership
GLA Brasil Ltda.	Brazil Partnership
TV Capital Participacoes Ltda.	Brazil Partnership
Galaxy Brasil Ltda.	Brazil Partnership
Galaxy de Colombia, Ltda.	Colombia
Galaxy Entertainment de Argentina, S.A.	Argentina
Galaxy Entertainment de Venezuela, C.A.	Venezuela
Grupo Galaxy Mexicana, S.R.L. de C.V.	Mexico
Satelites de Puerto Rico Ltd.	BVI
Servicios Galaxy Sat III R, C.A.	Venezuela
SurFin Ltd.	Bahamas
White Holding, B.V.	Netherlands
Hughes Communications Galaxy, Inc.	CA
Hughes Communications Satellite Services, Inc.	CA
DTVI TWO, Inc.	CA
PanAmSat Corporation	DE
G2 Satellite Solutions Corporation	DE
Hughes Network Systems, Inc.	DE
Baja Hughes S. de R.L. de C.V.	Mexico
First HNS Mauritius Ltd.	Mauritius
Goldman Agent Private Limited (India)	India
Tata Teleservices Ltd.	India
Hatwave Hellenic American Telecommunications Wave Ltd.	Cypus
Ukrainian Wave Ltd.	Ukraine
HNS-India VSAT, Inc.	DE
Hughes Escorts Communications Limited	India
Ceycom Global Communications Ltd.	Sri Lanka

Entity Name	State of Inc./ Formation/ Partnership
HNS-India, Inc.	DE
HNS-Mauritius Holdings	Mauritius
Escorts Motors Ltd.	India
Hughes Software Systems Limited	India
HNS Participacoes e Empreendimentos Ltda. (Brasil)	Brazil
HNS-Shanghai, Inc.	DE
Hughes do Brasil Electronica e Comunicacoes S.A.	Brazil
Hughes Telecomunicacioes do Brasil Ltda.	Brazil
Hughes International de Mexico, S.A. de C.V.	Mexico
HNS de Mexico, S.A. de C.V.	Mexico
Hughes Network Systems (Beijing) Co., Ltd.	Beijing
Hughes Network Systems Europe Limited	UK
Hughes Network Systems Limited (UK)	UK
Hughes Network Systems GmbH	Germany
Hughes Network Systems S.r.L.	Italy
Hughes Network Systems India Limited	India
Hughes Network Systems International Service Company	DE
Hughes Network Systems Limited (HK)	Hong Kong